UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of The

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2014

VapAria Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-165760	27-1521364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5550 Nicollet Avenue

Minneapolis, MN 55419

 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:	(612) 812-2037

not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐    . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐    . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐    . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐    . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 2, 2014, the United States Patent and Trademark Office (the “USPTO”) issued U.S. Patent number 8,903,228 (the “228 Device Patent”) which is assigned to an affiliate of VapAria Corporation (the “Company”). The Company has an option to exclusively license the patent. The 228 Device Patent pertains to a vaporizing device capable of delivering vaporized formulas containing an active ingredient wherein the “dosage” of the active ingredient can be measured, monitored and metered, wherein the method of conveying a liquid formula to a heating element is such that leakage is minimized irrespective of the ambient temperature or orientation of the device and wherein the method of encapsulating the formula prevents contamination, adulteration or evaporation of the formula and/or its active ingredient.

The Company’s management believes the 228 Patent and its claims represent an improved Electronic Nicotine Delivery System (“ENDS”), popularly referred to as an electronic cigarette (“e-cigarette’). Additionally, management believes that the sophistication of a device that can be developed consistent with this patent and its claims will also be suitable for certain and specific pharmaceutical applications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VapAria Corporation

By:	/s/ William Bartkowski
President and Chief Operating Officer

Date:  December 3, 2014